42-112

CERTIFICATE OF RIGHT OR CONSENT TO THE USE OF AN ASSUMED NAME OR CORPORATE NAME

My use of the assumed name or corporate name COMMAND SMALL COMPUTER LEARNING CENT has been denied by the Secretary of State because of the existence of the following name which has been deemed to be the same or deceptively similar:

A-58, 991

COMMAND SMALL COMPUTER LEARNING CENTER, INC.

I hereby certify that I have the right to the use of that corporate name because I have: (please check one)

X 1) Received the attached signed consent of all corporations, partnerships, and single proprietorships operating under the same or deceptively similar name, or

___ 2) Received the attached certified copy of a final decree of a court of this state establishing my prior right to the use of this name; or

___ 3) Fulfilled the requirements of Minnesota Statutes 302A.115 Sub. 1(d)(1) and have found that the corporation(s), or single proprietorship(s) has not filed any documents with the secretary of state in the previous three year period; that my written notice sent to them by certified mail has been returned as undeliverable; that, after diligent inquiry, I have been unable to find any telephone listing in the county in which their registered office is located; and that I have no knowledge that they are currently engaged in business in this state.

[signature]
signature

Richard A Pomije V/P
printed name and position/title

STATE OF MINNESOTA
County of Dakota ss

The foregoing instrument was acknowledged before me this 13th day of Sept, 1982

(NOTARIAL SEAL)

Shirley L. Sturgeon
Notary Public

Shirley L. Sturgeon, Notary Public, Minnesota, Dakota County, My commission expires 1986

DIRECTIONS	FOR USE BY SECRETARY OF STATE
1. Type or print with dark black ink. 2. Total Filing Fee .....$15.00 3. Make check for the total filing fee payable to the Secretary of State. 4. Mail or bring completed form to: Secretary of State, Corporation Division, 180 State Office Building, St. Paul, MN 55155	

CONSENT TO THE USE OF AN ASSUMED NAME OR CORPORATE NAME

A-58, 992

COMMAND SMALL COMPUTER LEARNING CENTER INC a (corporation) (partnership) (limited partnership) (sole proprietorship) (natural person residing in HENNEPIN county) (other ________________)

hereby consents to the use of the name Command Small Computer Learning Center by Dick A. Pimiyer located at 7400 France Ave S (address)

Hennepin County (county) MN. (state) 55438 (zip code)

(unconditionally) (with the following conditions: N/A ________________).

I swear that the foregoing is true and accurate and that I have the authority to consent to the use of this name on behalf of Command Small Computer Learning Center, Inc

Signed [signature]

Position Vice President

(Acknowledgement)

STATE OF MINNESOTA ss

County of Dakota

The foregoing instrument was acknowledged before me this 15th day of September, 1982.

(NOTARIAL SEAL)

DONALD KRANZ
NOTARY PUBLIC-MINNESOTA
DAKOTA COUNTY
My Commission Expires July 25, 1986

[signature]
Notary Public

Note: Conditions must be privately enforced.

STATE OF MINNESOTA
DEPARTMENT OF STATE
I hereby certify that the within instrument was filed for record in this office on the 17th day of Sept. A. D. 1982 at 4:30 o'clock P M., and was duly recorded in Book A-58 of Incorporations, on page 991

Joan Anderson Growe
Secretary of State